                                                                    Confidential
                                                                   Exhibit 10.22



                                                           March 7, 1999

Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop
Scottsdale, Arizona  85260


                            Equity Commitment Letter

Ladies and Gentlemen:

              You have advised us that you have entered into an agreement, dated the date hereof (the "Agreement"), with the corporation referred to as Blue (the "Target") pursuant to which you will acquire (the "Acquisition") all of the outstanding capital stock of the Target. References to the "Company" mean you and your subsidiaries. Capitalized terms used but not otherwise defined herein shall have the meaning given thereto in the Agreement.

              You have advised us that the total funds necessary to consummate the Acquisition and to pay related fees and expenses will be approximately $9 billion. (The approximate sources and uses of the funds necessary to consummate the Acquisition are set forth on Exhibit A hereto.) Such funds will be provided by (i) the incurrence of up to $9.750 billion principal amount of indebtedness (the "Bank Financing") under a replacement bank credit facility on the terms set forth in the bank commitment letter, dated the date hereof (the "Bank Commitment Letter"), and (ii) the issuance and sale by you of 1,000,000 shares (the "Shares") of a newly created series of preferred stock having the terms set forth on Exhibit B hereto, at an aggregate purchase price of $1.0 billion (together with the Bank Financing, the "Financing"). The Acquisition, the Financing and the other transactions contemplated hereby are collectively referred to herein as the "Transactions."

              You agree to sell to each of the undersigned, or one or more of their respective affiliated investment funds under management and/or designees (collectively, the "Investors"), and each of the undersigned, severally and not jointly, commits to purchase, or to cause one or more of its affiliated investment funds under management and/or designees to purchase, upon the terms and subject to the conditions set forth or referred to herein and the Exhibits attached hereto, including, but not limited to Exhibit C (collectively, the "Commitment Letter"), the number of Shares set forth under its name on the signature page hereto. The purchase of the Shares shall take place simultaneously with the consummation of the Merger, on a date that you will designate to us in writing no later than ten days prior to such date.

              Upon the earlier of (i) the effective time of the Merger and (ii) the Target paying or becoming obligated to pay the Company any amounts by reason of, or in connection with, the termination of the Agreement (including, without limitation, any amounts payable pursuant to Section 5.11(b) of the Agreement), you shall as promptly as reasonably practicable pay by wire transfer of immediately available funds to Apollo Management IV, LP or its designees ("Apollo"), Blackstone Management Partners III LLC ("Blackstone"), GSCP, Inc. and DLJ Merchant Banking II, Inc., or its designee, a non-refundable transaction fee of $11.0 million, $8.75 million, $2.5 million and $2.75 million, respectively.

              You agree (a) to indemnify and hold harmless us, our affiliates and partners, and the respective officers, directors, members, employees, advisors and agents of each of us, our affiliates and partners (each, an "indemnified person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses, claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or incur directly or indirectly based upon, arising out of, or in connection with this Commitment Letter, the Financing, the use of the proceeds thereof, the other Transactions (including the Acquisition) or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to Losses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) whether or not the Financing is consummated, to reimburse us and our affiliates on demand for all reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of due diligence, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Transactions and any related documentation or the amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect, consequential or punitive damages in connection with this Commitment Letter, the definitive financing documentation or its activities related to the Transactions.

              You hereby represent and covenant that (a) to the best of your knowledge, all information (excluding information of a general economic nature and financial projections) concerning you, the Target, the Acquisition, and the other Transactions (the "Information") that has been or will be prepared by or on behalf of you or any of your authorized representatives and that has been made or will be made available to us or any of our authorized representatives in connection with the Transactions, when taken as a whole, will at the time made available be correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, (b) all financial projections concerning you, the Acquisition, and the other Transactions or, to the best of your knowledge, the Target (the "Projections") that have been prepared by or on behalf of you or the Target or any of your or its authorized representatives and that have been or will be made available to us or any of our authorized representatives in connection with the Transactions have been and at the time made available will be prepared in good faith based upon assumptions believed by you to be reasonable and (c) the transactions contemplated by the Commitment Letter have been approved by a majority of the members of the Company's board of directors who are not affiliated with the purchasers of the Shares and the directors have received an opinion of Chase Securities Inc. to the effect that the transactions contemplated by this Commitment Letter are fair to the Company from a financial point of view. You agree to supplement the Information and the Projections from time to time until the effective time of the Merger so that the representations and covenants in the preceding sentence remain correct.

              This Commitment Letter and our commitment hereunder shall not be assignable by you (and any purported assignment shall be null and void), are solely for the benefit of the parties hereto and do not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons referred to above. This Commitment Letter may not be amended or waived except by an instrument in writing signed by each party hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Commitment Letter is the only agreement that has been entered into between us relating to our commitment with respect to any Shares and sets forth the entire understanding of the parties with respect thereto (other than a separate agreement regarding certain modifications to the existing shareholders' and registration rights agreements among you and certain of our affiliates).

              This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER. You irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Commitment Letter. Service of any process, summons, notice or document by registered mail addressed to you at your address set forth above shall be effective service of process against you for any such suit, action or proceeding brought in any such court. You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment.


              This Commitment Letter is delivered to you on the understanding that you shall not, and shall cause your directors, officers, employees, agents and advisors (collectively, "Representatives") not to, directly or indirectly, disclose this Commitment Letter or any of its terms or substance to any other person except (i) on a confidential basis to your Representatives who are directly involved in the consideration of this matter and agree to keep this Commitment Letter and its terms and substance confidential, (ii) as may be compelled in a judicial or administrative proceeding (in which case you agree to inform us promptly thereof), (iii) on a confidential basis, to Target and its Representatives who are directly involved in the consideration of the Acquisition so long as Target has agreed to keep, and to cause its Representatives to keep, this Commitment Letter and its terms and substance confidential (except as contemplated by clause (iv) of this sentence), (iv) the reference to this Commitment Letter in the Agreement and (v) to the extent required under applicable securities laws. Notwithstanding the foregoing, any press release or filing with the Securities and Exchange Commission disclosing this Commitment Letter or the terms or substance hereof shall be subject to our prior review and consent, which shall not be unreasonably withheld or delayed.

              Our commitment in this Commitment Letter will terminate at 5:00 p.m., New York City time, on March 8, 1999, unless on or prior to such time you sign and return an enclosed counterpart of this Commitment Letter and, if so accepted on or prior to such time, the commitment contained herein will terminate at 5:00 p.m., New York City time, on the earliest of (i) the termination of the Agreement, (ii) the material amendment of the Agreement or the waiver by the Company of any of the conditions or covenants contained therein, in each case without the approval of Apollo and Blackstone, which may be given or withheld in their sole discretion, (iii) the date you notify us that you have elected not to consummate the Merger, (iv) the date of execution and delivery of a definitive agreement among us with respect to the purchase and sale of the Shares and (v) December 31, 1999 (or such later date as may be agreed to by you and us). The reimbursement, fee, indemnification, choice of law, submission to jurisdiction and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or our commitment contained herein.

              If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof.

                                  Very truly yours,


                                  APOLLO MANAGEMENT IV, L.P.



                                  By:____________________________
                                     Name:
                                     Title: Vice President
                                  Number of shares: 440,000
                                  Aggregate purchase price: $440,000,000


                                  BLACKSTONE CAPITAL PARTNERS III
                                  MERCHANT BANKING FUND L.P.
                                  By: Blackstone Management
                                      Associates III L.L.C.,
                                      its General Partner



                                  By:____________________________
                                     Name:
                                     Title:

                                  Number of shares:  350,000
                                  Aggregate purchase price:  $350,000,000

                                  GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                  GSCP OFFSHORE FUND, L.P.
                                  GREENWICH FUND, L.P.
                                  GREENWICH STREET EMPLOYEES FUND, L.P.
                                  TRV EXECUTIVE FUND, L.P.

                                  By: GREENWICH STREET
                                      INVESTMENTS II, L.L.C.,
                                      their General Partner



                                  By:____________________________
                                     Name:
                                     Title:

                                  Number of shares 100,000
                                  Aggregate purchase price $100,000,000

                                  DLJMB FUNDING II, INC.

                                  By:  DLJMB Funding, Inc.

                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 15,707.286
                                  Aggregate purchase price: $15,707,286


                                  DLJ MERCHANT BANKING PARTNERS II, L.P.


                                  By: DLJ Merchant Banking II, Inc.
                                      Managing General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 68,155.846
                                  Aggregate purchase price: $68,155,846


                                  DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                  By: DLJ Merchant Banking II, Inc.
                                      Managing General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 2,714.282
                                  Aggregate purchase price: $2,714,282

                                  DLJ DIVERSIFIED PARTNERS, L.P.

                                  By: DLJ Diversified Partners, Inc.
                                      Managing General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 3,984.699
                                  Aggregate purchase price: $3,984,699


                                  DLJ DIVERSIFIED PARTNERS-A, L.P.

                                  By: DLJ Diversified Partners, Inc.
                                      Managing General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 1,479.781
                                  Aggregate purchase price: $1,479,781


                                  DLJ MILLENNIUM PARTNERS, L.P.

                                  By: DLJ Merchant Banking II, Inc.
                                      Managing  General Partner

                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 1,102.004
                                  Aggregate purchase price: $1,102,004

                                  DLJ MILLENNIUM PARTNERS-A, L.P.

                                  By: DLJ Merchant Banking II, Inc.
                                      Managing  General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 214.936
                                  Aggregate purchase price: $214,936


                                  DLJ FIRST ESC L.P.

                                  By: DLJ LBO Plans Management Corporation
                                      General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 131.148
                                  Aggregate purchase price: $131,148


                                  DLJ OFFSHORE PARTNERS II, C.V.

                                  By: DLJ Merchant Banking II, Inc.
                                      Managing  General Partner



                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 3,351.548
                                  Aggregate purchase price: $3,351,548

                                  DLJ EAB PARTNERS, L.P.

                                  By: DLJ LBO Plans Management Corporation
                                      General Partner


                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 306.011
                                  Aggregate purchase price: $306,011


                                  DLJ ESC II L.P.

                                  By: DLJ LBO Plans Management Corporation
                                      General Partner


                                  By:____________________________
                                     Name:
                                     Title:
                                  Number of shares: 12,852.459
                                  Aggregate purchase price: $12,852,459

Accepted and agreed to as
of the date first written above by:

ALLIED WASTE INDUSTRIES, INC.

By:____________________________
   Name:
   Title:

                                                                       Exhibit A


                  Sources and Uses of Funds on the Merger Date
                             (in million of dollars)

                             For Consolidated Entity

           Use of Funds                                Sources of Funds
           ------------                                ----------------

Consideration for Shares             $7,065.0   Revolving Facility                $    0.0

Consideration for Options for BFI       291.7   Senior Unsecured Increasing        2,500.0
                                                Rate Note Facility and/or Senior
                                                Subordinated Notes

Severance and Termination               177.0   Asset Sale Term Loan Facility      1,500.0
Payments

Repayment of Commercial Paper           740.5   Tranche A Facility                 2,250.0
of BFI

Repayment of existing Senior            319.8   Tranche B Facility                 1,000.0
Secured Credit Facility of
Borrower

Excess Cash                              47.3   Tranche C Facility                 1,000.0

Transaction Costs                       100.0   Equity Contribution                  750.0
                                                                                  --------
Financing Fees                          258.7   Total Sources                     $9,000.0
                                     --------                                     ========
   Total Uses                        $9,000.0
                                     ========

                                                                       EXHIBIT B


                   $1,000,000,000 CONVERTIBLE PREFERRED STOCK
                            SUMMARY OF PROPOSED TERMS


INVESTORS.............     Those parties signatory to the commitment letter to
                           which this term sheet is attached (the "Commitment
                           Letter") and their respective affiliated funds under management and/or designees (the "Investors").

ISSUER................     Allied Waste Industries, Inc., a Delaware corporation
                           (the "Company").

ISSUE.................     1,000,000 shares of Series _ Senior Convertible
                           Preferred Stock, par value $.10 per share (the
                           "Preferred Stock").

LIQUIDATION
PREFERENCE............     $1,000 per share of Preferred Stock, plus the value
                           of accrued and unpaid dividends through and including the date of determination (the "Liquidation
                           Preference").

                           Upon any liquidation, dissolution or other winding up of the affairs of the Company, before any distribution or payment is made to any equity security of the Company ranking junior to the Preferred Stock, the holders of the Preferred Stock shall be paid the greater of (a) the Liquidation Preference or (b) the amount that would be payable to the holders of shares of Preferred Stock if the holders of the Preferred Stock had converted all outstanding shares of Preferred Stock into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), immediately prior to such liquidation, dissolution or other winding up.

INITIAL AGGREGATE
LIQUIDATION
PREFERENCE............     $1,000,000,000.

PURCHASE PRICE........     On the date of issuance of the Preferred Stock (the
                           "Issue Date"), the Investors shall purchase the Preferred Stock for total cash consideration equal to $1,000,000,000 or $1,000 per share.

REGISTRATION/
TRANSFER..............     The Preferred Stock will be sold in a private
                           placement directly by the Company to the Investors and initially shall not be registered under the Securities Act of 1933, as amended.

                           The Company shall enter into an amended and restated registration rights agreement with the Investors providing the rights contemplated by that certain letter agreement dated the date of the Commitment Letter (the "Letter Agreement").

DIVIDENDS.............     Dividends shall accrue from the Issue Date at an
                           annual rate equal to the greater of:

                           (a) (i) with respect to dividends accruing prior to the earlier of the date the Stockholder Approval (as defined below) is obtained and the tenth anniversary of the Issue Date, (A) 6.5% of the Liquidation Preference per annum during the first six months following the Issue Date and (B) thereafter, 6.5% of the Liquidation Preference per annum plus an additional 1% of the Liquidation Preference per annum for each six month period after the Issue Date until the Stockholder Approval is obtained, (ii) with respect to dividends accruing on or after the date the Stockholder Approval has been obtained and on or before the tenth anniversary of the Issue Date, 6.5% of the Liquidation Preference per annum, or (iii) with respect to dividends accruing after the tenth anniversary of the Issue Date, 12% of the Liquidation Preference per annum; and

                           (b) the quarterly dividend last declared, as of such Dividend Payment Date, by the board of directors of the Company with respect to the Common Stock.

                           Notwithstanding the foregoing, (i) dividends shall never accrue at a rate in excess of 12% of the Liquidation Preference per annum and (ii) any dividends accruing on or after the fifth anniversary of the Issue Date that are not paid in cash on the applicable Dividend Payment Date shall accrue at 12% of the Liquidation Preference per annum.

                           Dividends shall be payable, in cash, when, as and if declared by the board of directors of the Company, and if not paid on the applicable Dividend Payment Date, shall be added to the Liquidation Preference on such Dividend Payment Date. Thereafter, such dividend will no longer be payable in cash. "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

CONVERSION
RIGHTS................     From and after receipt of the Stockholder Approval,
                           each share of Preferred Stock shall be convertible at the option of the holder initially into the number of fully paid and nonassessable shares of Common Stock equal to the Liquidation Preference at the time of conversion divided by $18.00.

                           For so long as the Stockholder Approval is not obtained, the Preferred Stock shall be convertible at the option of the holder into the number of shares of Series _ Junior Preferred Stock, par value $.10 per share, of the Company (the "Junior Preferred Stock"), determined pursuant to the preceding paragraph. Depositary share arrangements will be put in place to the extent necessary due to authorized share limitations. The Junior Preferred Stock shall be non-redeemable and shall at least have all rights of a share of Common Stock (including, but not limited to, ranking no less than pari passu with the Common Stock as to dividends and any other distributions declared on the Common Stock and payment upon liquidation). The Junior Preferred Stock will be entitled to vote with the Common Stock on a share for share basis and shall, to the extent permitted by the rules of any applicable stock exchange or other trading market, be convertible share for share into Common Stock, subject to adjustments to voting and conversion rights, if any, for depositary share arrangements.

                           The conversion privileges set forth above shall include customary anti-dilution protection.

LISTING...............     The Company shall use its reasonable best efforts to
                           cause the shares of Common Stock and, to the extent permitted, the Junior Preferred Stock (if, as and when issued and offered pursuant to an effective registration statement) issuable upon conversion of the Preferred Stock to be listed or otherwise eligible for trading on each principal trading market for the Common Stock.

OPTIONAL
REDEMPTION
RIGHTS................     The Company shall not have the right to redeem the
                           Preferred Stock prior to the later of (a) the third anniversary of the Issue Date and (b) receipt of the Stockholder Approval. Thereafter, the Company shall have the right to redeem the Preferred Stock, in whole but not in part, at the Liquidation Preference;
                           provided, if such redemption is prior to the fifth anniversary of the Issue Date, the Company shall have such right only if the average closing price of the Common Stock (as reported (absent manifest error) in The Wall Street Journal), for the thirty consecutive trading days ending on the date of notice of the Company's intent to redeem the Preferred Stock exceeds 150% of the conversion price, as then in effect. Any such redemption shall be effected no earlier than thirty days after the Investors receive such notice of redemption.

RANKING...............     The Preferred Stock shall rank senior to all existing
                           and future classes of common or preferred stock of the Company.

VOTING RIGHTS.........     The Preferred Stock and the Junior Preferred Stock
                           shall have the right to vote, together with the Common Stock, as a single class, on all matters on which the Company's common stockholders are entitled to vote. For purposes of such voting, (a) each share of Preferred Stock shall have the number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Preferred
                           Stock (without regard to whether the Stockholder
                           Approval has been obtained) and (b) each share of Junior Preferred Stock will have the number of votes that would otherwise be represented by the number of shares of Common Stock in lieu of whose issuance such share of Junior Preferred Stock is issued.

                           For so long as any shares of Preferred Stock or Junior Preferred Stock are outstanding, the holders of Preferred Stock and Junior Preferred Stock, voting separately as a class, shall have the right to elect the number of directors of the Company that Apollo and Blackstone or their affiliates would be entitled to elect pursuant to the Second Amended and Restated Share Agreement (the "Stockholders' Agreement"), by and among the Company and the Investors. Such directors will be deemed to be the directors elected by Apollo and Blackstone under the Stockholders' Agreement.

                           The Preferred Stock and the Junior Preferred Stock shall each be entitled to vote as a separate class with respect to amendments to the Company's certificate of incorporation, by merger or otherwise, that adversely affect the rights of each such class of stock.

STOCKHOLDER
APPROVAL..............     To comply with the requirements of the New York Stock
                           Exchange, the Company shall use its reasonable best efforts to obtain stockholder approval of the conversion of the Preferred Stock into shares of Common Stock (the "Stockholder Approval"). If feasible, the Company shall present a proposal for the Stockholder Approval (together, to the extent consistent with their fiduciary duties, with the affirmative recommendation of a majority of the members of the Company's board of directors not affiliated with the Investors or their affiliates) at the Company's 1999 annual meeting of its stockholders. Unless previously adopted, the Company shall resubmit a proposal for the Stockholder
                           Approval at the next two annual meetings of its stockholders, at two special meetings of its stockholders convened at the Investors' request and at any other meetings chosen by the Company.

CHANGE OF
CONTROL...............     Upon the occurrence of a change of control, the
                           Company shall offer to purchase any and all of the shares of Preferred Stock at 101% of the Liquidation
                           Preference.

PREFERRED STOCK
PURCHASE
AGREEMENT.............     The shares of Preferred Stock shall be issued
                           pursuant to a stock purchase agreement reasonably satisfactory to the Investors (including the form of the certificate of designation attached thereto).
                           Such stock purchase agreement shall contain (a) representations and warranties substantially similar to those in the definitive documentation for the Debt
                           Financing (which shall not serve as conditions to closing but shall otherwise survive the closing) and
                           (b) other representations and warranties relating to organization, capitalization, validity of the shares and similar matters (which shall serve as conditions to, and survive, the closing); indemnities;
                           covenants; and conditions precedent subject to the foregoing, customary for agreements of such type and a covenant on the part of (i) the Investors to vote any shares of Common Stock, Preferred Stock and Junior Preferred Stock beneficially owned by them, or their affiliates, entitled to vote with respect to the Stockholder Approval for such proposal and (ii) the Company to provide Rule 144A(d) information. Those matters that are not covered or made clear by the Commitment Letter or this term sheet are subject to approval by the Investors (it being understood that the terms and conditions of the definitive documents shall not be inconsistent with the provisions of this term sheet or the Commitment
                           Letter).

OTHER
AGREEMENTS............     The Investors and the Company will also enter into
                           the Stockholders Agreement contemplated by the Letter
                           Agreement. The Investors will enter into an amendment of the existing Investment Agreement which will, among other things, add the new Investors as parties, provide that each party thereto will vote in accordance with the terms thereof, and provide certain restrictions on the transfer of shares of the Investors other than Apollo and Blackstone to the effect that such Investors shall not transfer any shares, beneficially owned by them, of the Company in a manner not available to affiliates under the Federal securities laws.

                                                                       EXHIBIT C


                                   CONDITIONS

              Each Investor's several commitment pursuant to the Commitment Letter, dated March 7, 1999 (the "Commitment Letter"), is subject to the satisfaction of the following conditions (capitalized terms used but not defined herein shall, unless otherwise specified, have the meanings assigned to such terms in the Commitment Letter):

              (1) the preparation, execution and delivery of definitive documents relating to the purchase and sale of the Shares reasonably satisfactory to each of the Investors;

              (2) the Acquisition and each of the other Transactions (other than the purchase by such Investor of the Shares to be purchased by it) shall have been consummated or shall be consummated simultaneously with the other Transactions, without any waiver by the Company of the conditions thereto without the prior written consent of the Investors affiliated with Apollo and Blackstone, which may be given or withheld in their sole discretion; and the Bank Financing shall be consummated on terms that in all material respects are as favorable to the Company and the Investors as those set forth in the Bank Commitment Letter;

              (3) the termination or expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended, and the rules promulgated thereunder (the "HSR Act"), provided, that with respect to the purchase of the Shares such Investor has used its reasonable best efforts to obtain clearance under the HSR Act prior to satisfaction of the conditions to the Agreement and the Bank Financing (other than the purchase of the Shares).